Exhibit 99.1

Rex Energy Reports First Quarter 2017 Financial and Operational Results

STATE COLLEGE, PA., May 9, 2017 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced its first quarter 2017 financial and operational results.

First Quarter Financial Results

Operating revenue from continuing operations for the three months ended March 31, 2017 was $52.1 million, which represents an increase of 103% as compared to the same period in 2016. Commodity revenues, including settlements from derivatives, were $48.6 million, an increase of 25% as compared to the same period in 2016. Commodity revenues from natural gas liquids (NGLs) and condensate, including settlements from derivatives, represented 38% of total commodity revenues for the three months ended March 31, 2017.

Lease operating expense (LOE) from continuing operations was $28.9 million, or $1.85 per Mcfe for the quarter, a 30% increase as compared to the first quarter of 2016. The increase on a per unit basis is related to the commencement of the company’s Gulf Coast transport. The increase in transportation cost was offset by a decrease in natural gas basis differentials. General and administrative expenses from continuing operations were $4.5 million for the first quarter of 2017, a 14% decrease as compared to the same period in 2016. Cash general and administrative expenses from continuing operations, a non-GAAP measure, were $4.5 million, or $0.29 per Mcfe for the quarter, a 9% decrease on a per unit basis as compared to the same period in 2016.

Net income attributable to common shareholders for the three months ended March 31, 2017 was $2.1 million, or $0.02 per basic share. Adjusted net loss, a non-GAAP measure, for the three months ended March 31, 2017 was $5.5 million, or $0.06 per share.

EBITDAX from continuing operations, a non-GAAP measure, was $15.6 million for the first quarter of 2017, an 84% increase as compared to the first quarter of 2016 and an 18% increase compared to the fourth quarter of 2016.

Reconciliations of adjusted net income (loss) to GAAP net income, EBITDAX to GAAP net income and G&A to cash G&A for the three months ended March 31, 2017, as well as a discussion of the uses of each measure, are presented in the appendix of this release.

Production Results and Price Realizations

First quarter 2017 production volumes from continuing operations were 173.4 MMcfe/d, consisting of 110.1 MMcf/d of natural gas, 4.7 Mbbls/d of C3+ NGLs, 5.0 Mbbls/d of ethane and 0.8 Mbbls/d of condensate. NGLs (including ethane) and condensate accounted for 36% of net production for the first quarter of 2017.

Including the effects of cash-settled derivatives, realized prices for the three months ended March 31, 2017 were $3.04 per Mcf for natural gas, $25.19 per barrel for C3+ NGLs, $9.72 per barrel for ethane and $46.14 per barrel for condensate. Before the effects of hedging, realized prices for the three months ended March 31, 2017 were $3.16 per Mcf for natural gas, $30.84 per barrel for C3+ NGLs, $9.48 per barrel for ethane and $46.07 per barrel for condensate.

First Quarter 2017 Capital Investments

For the first quarter of 2017, net operational capital investments were approximately $25.5 million. The company expects to be reimbursed by joint development partners for approximately $11.0 million of previously incurred costs that were not billed until the second quarter of 2017. Capital investments in the first quarter of 2017 funded the drilling of seven gross (3.3 net) wells, fracture stimulation of four gross (1.4 net) wells and other projects related to drilling and completing wells in the Appalachian Basin.

Operational Update

Legacy Butler Operated Area

The company has begun drilling the last of four wells on the Wilson pad. The four wells are expected to have an average lateral length of approximately 9,300 feet and are expected to be placed into sales in the third quarter of 2017. The four-well Wilson pad is adjacent to the two-well Geyer pad, which was drilled to an average lateral length of approximately 4,200 feet and had an average 5-day sales rate per well of approximately 7.1 MMcfe/d. Following the drilling of the last well on the Wilson pad, the drilling rig will return to Moraine East and begin drilling the two-well Frye pad, which is expected to have an average lateral length of approximately 5,400 feet.

Moraine East Area

In the Moraine East Area, the company drilled seven gross (3.3 net) wells and completed four gross (1.4 net) wells during the first quarter of 2017. In addition, the company had 12 gross (5.5 net) wells awaiting completion at the end of the first quarter.

The company has begun completing the six-well Shields pad and expects to place the six wells into sales in the third quarter of 2017. Following the completion of the Shields pad, the company will begin completing the four-well Mackrell pad, which was drilled to an average lateral length of approximately 7,600 feet.

Warrior North Area

In the Warrior North Area, the company plans to drill 12 gross (10.2 net) wells during 2017, with the average lateral length of approximately 7,000 feet. The drilling and completion activity in Warrior North will begin in the second half of 2017 and the majority of the wells are expected to be placed into sales in the beginning of 2018.

Liquidity Update

During the second quarter of 2017, Rex Energy closed on a new $300 million first lien delayed draw term loan with a lending group led by Angelo, Gordon and Co. Initial borrowings of approximately $144.0 million under the term loan were used to repay all outstanding loans and obligations under the company’s previous senior secured credit facility, pay fees and expenses associated with the term loan, and place approximately $19.3 million of cash on the balance sheet. The new facility also includes approximately $46.5 million for outstanding undrawn letters of credit. Following the repayment of outstanding borrowings on the senior secured credit facility, the company has approximately $110.0 million of additional capacity under the term loan. In addition, the term loan permits, under certain circumstances, the issuance of up to an additional $100 million in secured first lien debt.

Second Quarter and Full Year 2017 Guidance

Rex Energy is providing its guidance for the second quarter of 2017 and maintaining its guidance for full-year 2017 ($ in millions).

	2Q2017	Full Year 2017
Production	179.0 - 184.0 MMcfe/d	194.0 - 204.0 MMcfe/d
LOE ($/Mcfe)	$1.90 - $2.00	$1.70 - $1.80
Cash G&A ($/Mcfe)	$0.25 - $0.30	$0.20 - $0.25
Operational Capital Expenditures(1)	—	$115.0 - $125.0 MMcfe/d

(1)	Land acquisition expense and capitalized interest are not included in the operational capital expenditures budget

The increase in lease operating expenses on a per unit basis is related to the company’s Gulf Coast transportation increasing from 100 MMcf/d to 130 MMcf/d in the second quarter of 2017. The increase on a per unit basis is partially offset by the improvement in natural gas basis differentials for the same period. The company expects natural gas basis differentials, including the effects of basis hedges, to be in the range of $0.25 - $0.35 off of NYMEX for the second quarter of 2017. In addition, the company expects the four-well Baird pad in Moraine East to be placed into sales on June 1, 2017.

Conference Call Information

Management will host a live conference call and webcast on Wednesday, May 10, 2017 at 10:00 a.m. Eastern to review first quarter 2017 financial results and operational highlights. The telephone number to access the conference call is (866) 437-1772.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company with its core operations in the Appalachian Basin. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the timing and nature of development plans; drilling and completion schedules; anticipated fracture stimulation activities; expected dates for placement of wells into sales; and our financial guidance for second quarter and full year 2017 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” or similar words, and are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

We undertake no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in our filings with the Securities and Exchange Commission and we strongly encourage investors to review those filings.

*    *    *    *    *

For more information contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except Share and Per Share Data)

	March 31, 2017 (Unaudited)	December 31, 2016
ASSETS
Current Assets
Cash and Cash Equivalents	$5,075	$3,697
Accounts Receivable	25,264	25,448
Taxes Receivable	48	211
Short-Term Derivative Instruments	3,430	1,873
Inventory, Prepaid Expenses and Other	2,124	2,546

Total Current Assets	35,941	33,775
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	963,481	1,053,461
Unevaluated Oil and Gas Properties	207,821	215,794
Other Property and Equipment	21,863	21,401
Wells and Facilities in Progress	40,740	21,964
Pipelines	21,262	18,029

Total Property and Equipment	1,255,167	1,330,649
Less: Accumulated Depreciation , Depletion and Amortization	(419,500)	(475,205)

Net Property and Equipment	835,667	855,444
Other Assets	2,495	2,492
Long-Term Derivative Instruments	3,292	2,212

Total Assets	$877,395	$893,923
LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$36,838	$40,712
Current Maturities of Long-Term Debt	801	764
Accrued Liabilities	31,922	37,207
Short-Term Derivative Instruments	12,801	25,025

Total Current Liabilities	82,362	103,708
Long-Term Derivative Instruments	10,265	7,227
Senior Secured Line of Credit and Long-Term Debt, Net of Issuance Costs	106,573	113,785
Senior Notes, Net of Issuance Costs and Deferred Gain on Debt Exchanges	650,758	641,762
Discount on Senior Notes, Net	(7,389)	(3,601)
Other Long-Term Debt	3,849	3,409
Other Deposits and Liabilities	8,262	8,671
Future Abandonment Cost	9,465	8,736

Total Liabilities	$864,145	$883,697

Stockholder Equity
Preferred Stock, $.001 par value per share, 100,000 shares authorized and 3,987 issued and outstanding on March 31, 2017 and December 31, 2016	$1	$1
Common Stock, $.001 par value per share, 200,000,000 shares authorized and 99,024,368 shares issued and outstanding on March 31, 2017 and 97,870,608 shares issued and outstanding on December 31, 2016	96	95
Additional Paid-In Capital	650,924	650,584
Accumulated Deficit	(637,771)	(640,454)

Total Stockholders’ Equity	13,250	10,226

Total Liabilities and Owners’ Equity	$877,395	$893,923

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, Except per Share Data)

	For the Three Months Ended March 31,
	2017	2016
OPERATING REVENUE
Natural Gas, NGL and Condensate Sales	$52,065	$25,673
Other Operating Revenue	6	13

TOTAL OPERATING REVENUE	52,071	25,686
OPERATING EXPENSES
Production and Lease Operating Expense	28,934	24,451
General and Administrative Expense	4,534	5,284
(Gain) Loss on Disposal of Assets	(1,834)	11
Impairment Expense	1,546	10,641
Exploration Expense	220	936
Depreciation, Depletion, Amortization and Accretion	15,468	16,511
Other Operating Expense	(21)	327

TOTAL OPERATING EXPENSES	48,847	58,161
GAIN (LOSS) FROM OPERATIONS	3,224	(32,475)
OTHER EXPENSE
Interest Expense	(9,143)	(13,030)
Gain on Derivatives, Net	8,381	4,049
Other Expense	(28)	—
Debt Exchange Expense	—	(8,480)
Gain on Extinguishment of Debt	249	—

TOTAL OTHER EXPENSE	(541)	(17,641)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	2,683	(49,936)
Income Tax Expense	—	(2,715)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,683	(52,651)
Loss From Discontinued Operations, Net of Income Taxes	—	(7,490)

NET INCOME (LOSS)	2,683	(60,141)
Preferred Stock Dividends	(598)	(2,105)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,085	$(62,246)

Earnings per common share:
Basic – Net Income (Loss) From Continuing Operations Attributable to Rex Energy Common Shareholders	$0.02	$(0.98)
Basic – Net Loss From Discontinued Operations Attributable to Rex Energy Common Shareholders	—	(0.13)
Basic – Net Income (Loss) Attributable to Rex Energy Common Shareholders	$0.02	$(1.11)

Basic – Weighted Average Shares of Common Stock Outstanding	97,687	56,003
Diluted – Net Income (Loss) From Continuing Operations Attributable to Rex Energy Common Shareholders	$0.02	$(0.98)
Diluted – Net Loss From Discontinued Operations Attributable to Rex Energy Common Shareholders	—	(0.13)

Diluted – Net Income (Loss) Attributable to Rex Energy Common Shareholders	$0.02	$(1.11)

Diluted – Weighted Average Shares of Common Stock Outstanding	97,687	56,003

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

	Three Months Ended March 31,
	2017	2016
Oil, Natural Gas, NGL and Ethane sales (in thousands):
Natural gas sales	$31,345	$15,516
Natural gas liquids (C3+) sales	13,007	5,975
Ethane sales	4,293	2,649
Condensate sales	3,420	1,534
Cash-settled derivatives:
Natural gas	(1,172)	8,223
Natural gas liquids (C3+)	(2,385)	2,956
Ethane	108	144
Condensate	5	1,788

Total oil, gas, NGL and Ethane sales including cash settled derivatives	$48,621	$38,785

Production during the period:
Natural gas (Mcf)	9,911,742	11,304,519
Natural gas liquids (C3+) (Bbls)	421,705	489,753
Ethane (Bbls)	452,687	438,213
Condensate (Bbls)	74,240	63,063

Total (Mcfe)(1)	15,603,534	17,250,693

Production – average per day:
Natural gas (Mcf)	110,130	124,225
Natural gas liquids (C3+) (Bbls)	4,686	5,382
Ethane (Bbls)	5,030	4,816
Condensate (Bbls)	825	693

Total (Mcfe)[1]	173,373	189,568

Average price per unit:
Realized natural gas price per Mcf – as reported	$3.16	$1.37
Realized impact from cash settled derivatives per Mcf	(0.12)	0.73

Net realized price per Mcf	$3.04	$2.10

Realized NGL (C3+) price per Bbl – as reported	$30.84	$12.20
Realized impact from cash settled derivatives per Bbl[2]	(5.65)	6.04

Net realized price per Bbl	$25.19	$18.24

Realized ethane price per Bbl – as reported	$9.48	$6.04
Realized impact from cash settled derivatives per Bbl	0.24	0.33

Net realized price per Bbl	$9.72	$6.37

Realized condensate price per Bbl – as reported	$46.07	$24.32
Realized impact from cash settled derivatives per Bbl(2)	0.07	28.35

Net realized price per Bbl	$46.14	$52.67

LOE / Mcfe	$1.85	$1.42
Cash G&A / Mcfe	$0.29	$0.31

(1)	Natural gas liquids (C3+), ethane and condensate are converted at the rate of one barrel of oil equivalent to six Mcfe
(2)	Includes the effects of derivatives not classified as discontinued operations. When including the results of our discontinued operations, the average net realized price for oil and condensate for the first quarter of 2016 was approximately $36.78

REX ENERGY CORPORATION

COMMODITY DERIVATIVES – HEDGE POSITION AS OF 5/9/2017

	2017	2018
Oil Derivatives (Bbls)
Swap Contracts
Volume	45,000	60,000
Price	$54.00	$54.00
Collar Contracts
Volume	24,000	18,000
Ceiling	$57.20	$60.00
Floor	$45.00	$53.00
Collar Contracts with Short Puts
Volume	93,000	60,000
Ceiling	$61.50	$62.30
Floor	$49.68	$52.00
Short Put	$40.16	$43.00
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	12,110,000	15,335,000
Price	$2.91	$3.10
Swaption Contracts
Volume	1,800,000	—
Price	$3.33	$—
Put Spreads
Volume	—	—
Floor	$—	$—
Short Put	$—	$—
Collar Contracts
Volume	1,700,000	450,000
Ceiling	$3.20	$3.65
Floor	$2.54	$3.20
Collar Contracts with Short Puts
Volume	12,410,000	8,775,000
Ceiling	$3.87	$3.58
Floor	$2.98	$2.89
Short Put	$2.29	$2.30
Call Contracts
Volume	6,303,500	16,489,900
Ceiling	$4.51	$4.64
Natural Gas Liquids (Bbls)
Swap Contracts
Propane (C3)
Volume	729,000	630,000
Price	$23.30	$25.62
Butane (C4)
Volume	180,000	186,000
Price	$29.01	$32.94
Isobutane (IC4)
Volume	93,000	102,000
Price	$29.94	$33.61
Natural Gasoline (C5+)
Volume	268,000	192,000
Price	$48.16	$49.35
Ethane
Volume	645,000	750,000
Price	$10.50	$13.02
Natural Gas Basis (Mcf)
Swap Contracts
Dominion Appalachia
Volume	12,575,000	18,980,000
Price	$(0.79)	$(0.81)
Texas Gas Zone 1
Volume	11,000,000	14,600,000
Price	$(0.13)	$(0.13)
NYMEX Heating Oil (Gal)
Swap Contracts
Volume	—	—
Price	$—	$—

APPENDIX

REX ENERGY CORPORATION

NON-GAAP MEASURES

EBITDAX

“EBITDAX” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, DD&A, unrealized losses from financial derivatives, non-recurring gains and losses, exploration expenses and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives and gains on asset dispositions, added to net income. EBITDAX, as defined above, is used as a financial measure by our management team and by other users of its financial statements, such as our commercial bank lenders to analyze such things as:

•	Our operating performance and return on capital in comparison to those of other companies in our industry, without regard to financial or capital structure;

•	The financial performance of our assets and valuation of the entity without regard to financing methods, capital structure or historical cost basis;

•	Our ability to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) (the most directly comparable GAAP financial measure) in measuring our performance, nor should it be used as an exclusive measure of cash flows, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in our consolidated statements of cash flows.

We have reported EBITDAX because it is a financial measure used by our existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in our computations of EBITDAX. While we have disclosed EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

We believe that EBITDAX assists our lenders and investors in comparing our performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because we may borrow money to finance our operations, interest expense is a necessary element of our costs. In addition, because we use capital assets, DD&A are also necessary elements of our costs. Finally, we are required to pay federal and state taxes, which are necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, we believe it is important to consider both net income determined under GAAP and EBITDAX to evaluate our performance.

For purposes of consistency with current calculations, we have revised certain amounts relating to prior period EBITDAX. The following table presents a reconciliation of our net income to EBITDAX for each of the periods presented.

	Three Months Ended March 31,
	2017	2016
Net Income (Loss) From Continuing Operations	$2,683	$(52,651)
Add Back Non-Recurring Costs(1)	110	8,480
Add Back Depletion, Depreciation, Amortization and Accretion	15,468	16,511
Add Back (Less) Non-Cash Compensation Expense	60	(148)
Add Back Interest Expense	9,148	13,030
Add Back Impairment Expense	1,546	10,641
Add Back Exploration Expense	220	936
Add Back (Less) (Gain) Loss on Disposal of Assets	(1,834)	11
Less Gain on Financial Derivatives	(8,381)	(4,049)
Add Back (Less) Cash-Settlement of Derivatives	(3,443)	12,994
Add Back Income Tax Expense	—	2,715

EBITDAX From Continuing Operations	$15,577	$8,470
Net Loss From Discontinued Operations	—	(7,490)
Add Back Depletion, Depreciation, Amortization and Accretion	—	2,897
Add Back Non-Cash Compensation Expense	—	120
Add Back Interest Expense	—	2
Add Back Impairment Expense	—	3,543
Add Back Exploration Expense	—	58
Less Gain on Disposal of Assets	—	(42)
Less Income Tax Benefit	—	(622)

Add EBITDAX From Discontinued Operations	$—	$(1,534)
EBITDAX (Non-GAAP)	$15,577	$6,936

(1)	For three months ended March 31, 2016, includes approximately $8.5 million in debt exchange expenses.

Adjusted Net Loss

“Adjusted Net Loss” means, for any period, the sum of net income (loss) from continuing operations before income taxes for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses, disposals of assets, impairment and other one-time or non-recurring charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits, added to net income. Adjusted Net Loss is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Loss is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy reports Adjusted Net Loss because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Adjusted Net Income as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Adjusted Net Income.

The following table presents a reconciliation of Rex Energy’s net income from continuing operations to its adjusted net loss for each of the periods presented ($ in thousands):

	Three Months Ended March 31,
	2017	2016
Income (Loss) From Continuing Operations Before Income Taxes, as reported	$2,683	$(49,936)
Gain on Derivatives, Net	(8,381)	(4,049)
Cash Settlement of Derivatives	(3,443)	12,994

Add Back (Less) Losses (Gains) from Financial Derivatives	(11,824)	8,945

Add Back Non-Recurring Costs(1)	110	8,480
Add Back Impairment Expense	1,546	10,641
Add Back Dry Hole Expense	11	843
Add Back (Less) Non-Cash Compensation Expense (Income)	60	(148)
Add Back (Less) (Gain) Loss on Disposal of Assets	(1,834)	11

Loss From Continuing Operations Before Income Taxes, adjusted	$(9,248)	$(21,164)
Less Income Tax Benefit, adjusted(2)	3,699	8,466

Adjusted Net Loss From Continuing Operations	$(5,549)	$(12,698)

Basic – Adjusted Net Loss Per Share	$(0.06)	$(0.23)

Basic – Weighted Average Shares of Common Stock Outstanding	97,687	56,003

[1]	For three months ended March 31, 2016, includes approximately $8.5 million in debt exchange expenses.
[2]	Assumes an effective tax rate of 40%

Cash General and Administrative Expenses

Cash General and Administrative Expenses (Cash G&A) is the difference between GAAP G&A and non-Cash G&A, which is primarily comprised of non-cash compensation expense. Rex Energy has reported Cash G&A because it believes that this measure is commonly reported and widely used by management and investors as an indicator of overhead efficiency without regard to non-cash expenditures, such as stock compensation. Cash G&A is not a calculation based on GAAP financial measures and should not be considered as an alternative to GAAP G&A in measuring the company’s performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Cash G&A as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both Cash G&A and GAAP G&A. The following table presents a reconciliation of Rex Energy’s GAAP G&A to its Cash G&A for each of the periods presented (in thousands):

	Three Months Ended March 31,
	2017	2016
GAAP G&A	$4,534	$5,284
Non-Cash Compensation Expense	60	(148)

Cash G&A	$4,474	$5,432